EXHIBIT 3


              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                     McDONALD'S CORPORATION

          (originally incorporated on December 21, 1964 under the name "Regrub, Inc.")



            FIRST:  The name of the corporation is McDONALD'S
  CORPORATION.

            SECOND: Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New
  Castle County, Delaware  19805.

            The name and address of its registered agent is The
  Prentice-Hall Corporation System, Inc., 1013 Centre Road,
  Wilmington, New Castle County, Delaware 19805.

            THIRD: The nature of the business of the Corporation and the objects and purposes to be transacted, promoted or carried on are as follows:

            1. To obtain by license or otherwise and to grant to others by license or otherwise the right to the use of drive-in food establishment systems and food service systems of every kind and character, and to manage and operate drive-in and other restaurants and eating places of all kinds.

            2. To manufacture, construct, lease, purchase and otherwise acquire; to hold, own, repair, maintain, operate and invest, trade and deal in; to lien, mortgage, pledge and otherwise encumber, and to let, assign, transfer, sell and otherwise dispose of goods, wares and merchandise and personal property of every kind and description and wherever situated.

            3. To the same extent as natural persons might or could do, to purchase or otherwise acquire, hold, own, maintain, work, develop, sell, lease, sublease, exchange, hire, convey, mortgage or otherwise dispose of and turn to account and deal in, lands, leaseholds, any interests, estates and rights in real property, any personal or mixed property, and franchises, rights, licenses, permits or privileges of every character.

            4. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, corporations or syndicates engaged in any business which the Corporation is authorized to engage in; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations, corporations or syndicates, and to conduct in any lawful manner the whole or any part of any business thus acquired.

            5. To acquire by purchase, subscription, contract or otherwise, and to hold for investment or otherwise, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, any and all kinds of securities issued or created by, or interests in, corporations, associations, partnerships, firms, trustees, syndicates, individuals, municipalities or other political or governmental divisions or subdivisions, or any thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or the name by which they may be described; and to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities and interests, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or interests, and to aid by loan, subsidy, guaranty or in any other manner permitted by law those issuing, creating, or responsible for any such securities or interests.

            6. To develop, apply for, obtain, register, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, formulae, processes, improvements and modifications thereof, letters patent and all rights connected therewith or appertaining thereunto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, grants and concessions granted by or recognized under the laws of the United States of America or of any state or subdivision thereof or of any other country or subdivision thereof.

            7. To loan money upon the security of real and/or personal property of whatsoever name, nature or description, or without security.

            8. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, as the Board of Directors shall determine; and to secure such securities, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

            It is the intention that the objects and purposes set forth in the foregoing clauses of this Article Third shall not, unless otherwise specified herein, be in any wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in this Certificate, but that the objects and purposes specified in each of said clauses shall be regarded as independent objects and purposes.

            It is also the intention that the foregoing clauses shall be construed as powers as well as objects and purposes; that the Corporation shall be authorized to conduct its business or hold property in any part of the United States and its possessions, and foreign countries; that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation; and that generally the Corporation shall be authorized to exercise and enjoy all other powers conferred on corporations by the laws of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Billion Six Hundred Sixty-Five Million (3,665,000,000), consisting of Three Billion Five Hundred Million (3,500,000,000) shares of Common Stock with one cent ($.01) par value and One Hundred Sixty-Five Million (165,000,000) shares of Preferred Stock without par value.

                        A.  COMMON STOCK

            Each share of Common Stock shall be equal to every other share of Common Stock in every respect. Subject to any exclusive voting rights which may vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

                       B.  PREFERRED STOCK

            (1) Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in this Article and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

            (2) Authority is hereby expressly granted to the Board of Directors subject to the provisions of this Article to authorize the issuance of one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issuance of such series:

                 (a)  The number of shares to constitute such
  series and the distinctive designations thereof;

                 (b) The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate, the dates on which dividends, if declared, shall be payable, and the preferences or relations to the dividends payable on any other series of Preferred Stock;

                 (c)  Whether or not all or any part of the
  shares of such series shall be redeemable, and if so, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

                 (d)  The amount in addition to any accrued
  dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                 (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retire-ment or sinking fund shall be cumulative or non-cumulative, the extent and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                 (f) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                 (g) The voting powers, if any, of such series in addition to the voting powers provided by law; except that such powers shall not include the right to have more than one vote per share;

                 (h)  Any other preferences and relative,
  participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with law or with this Article.

            Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series, or decrease the number of shares constituting such series (but not below the number of shares of such series then outstanding).

            (3) All shares of any one series of Preferred Stock shall be identical with all other shares of the same series except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph B. (2).

            (4) (a) The holders of Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the Board of Directors, before any dividends shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock, and such dividends on each series of the Preferred Stock shall cumulate, if at all, from and after the dates fixed by the Board of Directors with respect to such cumulation. Accrued dividends shall bear no interest.

                 (b)  If dividends on the Preferred Stock are
  not declared in full then dividends shall be declared ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be declared or set apart for payment with respect to any series until accumulated dividends in arrears in full have been declared and paid on any series senior in preference.

                 (c)  Unless dividends on all outstanding
  shares of series of the Preferred Stock having cumulative dividend rights shall have been fully paid for all past dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Stock or in any other class of stock ranking junior to the Preferred Stock) shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock.

                 (d) Subject to the foregoing provisions, the Board of Directors may declare and pay dividends on the Common Stock and on any class of stock ranking junior to the Preferred Stock, to the extent permitted by law. After full dividends for the current dividend period, and, in the case of Preferred Stock having cumulative dividend rights after all prior dividends have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to all further dividends declared and paid in such current dividend period.

            (5) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph B. (5), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

            (6) Shares of any series of Preferred Stock which have been issued and reacquired in any manner by the Company (excluding shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes) shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance fixed by the Board of Directors with respect to the shares of any other series of Preferred Stock.

            (7) Except as otherwise specifically provided herein or in the authorizing resolutions, none of the shares of any series of Preferred Stock shall be entitled to any voting rights and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. So long as any shares of any series of Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of a majority of the then outstanding shares of Preferred Stock, irrespective of series, either expressed in writing (to the extent permitted by law) or by their affirmative vote at a meeting called for that purpose:
  (i) adopt any amendment to this Restated Certificate of Incorporation or take any other action which in any material respect adversely affects any preference, power, special right, or other term of the Preferred Stock or the holders thereof, (ii) create or issue any class of stock entitled to any preference over the Preferred Stock as to the payment of dividends, or the distribution of capital assets, (iii) increase the aggregate number of shares constituting the authorized Preferred Stock or (iv) create or issue any other class of stock entitled to any preference on a parity with the Preferred Stock as to the payment of dividends or the distribution of capital assets.

            (8)  If in any case the amounts payable with
  respect to any obligations to retire shares of the Preferred Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of each of such series to be retired pursuant to any such obligations shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable in respect of such series were discharged in full.

            (9) The shares of Preferred Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.
  Any and all shares for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid and nonassessable.

            (10) For the purpose of the provisions of this Article dealing with Preferred Stock or of any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock or of any certificate filed with the Secretary of State of the State of Delaware pursuant to any such resolution (unless otherwise provided in any such resolution or certificate):

                 (a)  The term "outstanding", when used in
  reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust;

                 (b) The amount of dividends "accrued" on any share of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to interest on the involuntary liquidation value of such share at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made;

                 (c)  The term "class or classes of stock of
  the corporation ranking junior to the Preferred Stock" shall mean the Common Stock of the Corporation and any other class or classes of stock of the Corporation hereafter authorized which shall rank junior to the Preferred Stock as to dividends or upon liquidation.

         C.  PROVISIONS APPLICABLE TO ALL CAPITAL STOCK

            No holder of any share or shares of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe for or purchase any shares of stock of any class of the Corporation now or hereafter authorized or any securities convertible into or carrying any rights to purchase any shares of stock of any class of the Corporation now or hereafter authorized, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such prices and upon such other terms and conditions as the Board of Directors in its discretion may fix.

                  D.  SERIES OF PREFERRED STOCK

            Following are the statements of the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of the series of Preferred Stock that have been designated by the Board of Directors as authorized herein:

            1.   Series A Junior Participating Preferred Stock.

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

            Series A Junior Participating Preferred Stock:

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,050,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            Section 2.  Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred
  Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend
  Payment Date"), commencing on the first Quarterly Dividend
  Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
  (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly
  Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common
  Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C)  Dividends shall begin to accrue and be
  cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3.  Voting Rights.  The holders of shares
  of Series A Preferred Stock shall have the following voting rights:

            (A)  Subject to the provision for adjustment
  hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, provided that in no event shall a share of Series A Preferred Stock be entitled to more than one vote.

            (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4.  Certain Restrictions.

            (A)  Whenever quarterly dividends or other
  dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
  up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity
  (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except divi- dends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
  up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
  up) to the Series A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Pre-ferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B)  The Corporation shall not permit any
  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immedi-ately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8.  No Redemption.  The shares of Series A
  Preferred Stock shall not be redeemable.

            Section 9.  Rank.  The Series A Preferred Stock
  shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

            Section 10.  Amendment.  The Restated Certificate
  of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

            2.   Series D Preferred Stock.

            FURTHER RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

                    Series D Preferred Stock:

            Section 1. Designation and Amount. The shares of such series shall be designated as Series D Preferred Stock (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be three hundred thousand (300,000). Shares of Series D Preferred Stock shall have a stated value of $100 per share. Such number may be increased or decreased by resolution of the Board of Directors; provided, however that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock.

            Section 2.  Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as hereinafter defined in Section 4(B)), shall be entitled to receive a cash dividend payable in an amount per share equal to $1.25 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), which dividend shall be payable when and as declared by the Board of Directors, out of funds legally available for the purpose, payable quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as "Dividend Payment Date"), subject to Section 2(B) below, commencing on the first Dividend Payment Date after the first issuance of a share of Series D Preferred Stock.
  In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. For purposes of these resolutions, "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New
  York are required or authorized to be closed.

            (B)  Dividends shall begin to accrue and be
  cumulative on outstanding shares of Series D Preferred Stock from the date of issue of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series D Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months and in lieu of the initial quarterly dividend, such a proportional dividend shall accrue for the period from the date of issue until the first Dividend Payment Date after the issuance of any such shares. Accrued but unpaid dividends shall not bear interest. Accumulated but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

            (C) Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            Section 3.  Voting Rights.  The holders of shares
  of Series D Preferred Stock shall have the following voting rights:

            (A) Each share of Series D Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

            (B) Except as otherwise provided by law or in the Restated Certificate of Incorporation, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth herein, or as otherwise provided by law or in the Restated Certificate of Incorporation, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as set forth herein) for taking any corporate action. Any increase or decrease in the authorized class of Preferred Stock shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series D Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

            Section 4.  Certain Restrictions.

            (A) So long as any Series D Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with the Series D Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series D Preferred Stock dividends for all dividend payment periods of the Series D Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series D Preferred Stock accumulated and unpaid through the most recent such dividend payment period, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period.

            (B) So long as any Series D Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series D Preferred Stock have not been declared and paid or set apart for payment, the Corporation shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, Common Stock or any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series D Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on the Series D Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of Junior Stock, or (ii) the acquisition of shares of Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions of this
  Section 4, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any Junior Stock or Parity Stock; and may purchase or otherwise redeem or retire any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series D Preferred Stock shall not be entitled to share therein.

            Section 5.  Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, as to the date of such payment, or
  (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series D Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series D Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

            (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

            (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series D Preferred Stock in such circumstances shall be payable, shall be made in accordance with Section 8 below not less than 20 days prior to any payment date stated therein, to the holders of Series D Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series D Preferred Stock; provided, however, that a failure to give notice as provided herein or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            Section 6.  Redemption.

            All of the outstanding Series D Preferred Stock shall be redeemed, by the Corporation, out of funds legally available therefor, on the later of (i) February 1, 1997 and
  (ii) the death of Maurice J. Sullivan, an individual residing in the State of Hawaii, to whom the initial shares of Series D Preferred Stock will initially be issued (the "Redemption Date"). The shares shall be redeemed at a price of $100 per share, plus an amount equal to accrued and unpaid dividends thereon, to the Redemption Date (the "Redemption Price"). On or subsequent to the Redemption Date, upon surrender of the certificates for any shares to be redeemed pursuant to the provisions of this Section 6, the Redemption Price of such shares shall be paid in cash. In the event that the Redemption Price is either paid or made available for payment, then, notwithstanding that the certificate or certificates evidencing any of the shares of the Series D Preferred Stock shall not have been surrendered, all rights with respect to such shares shall terminate, effective on the Redemption Date, and any such certificate shall represent only the right to receive the Redemption Price, without interest, upon surrender. No interest shall accrue on the Redemption Price after the Redemption Date.

            Section 7. Reacquired Shares. Any shares of Series D Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided hereby, or otherwise so acquired, shall be retired and the Corporation shall take all actions necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, which shares may thereafter be reissued as part of a new series of such Preferred Stock or as Series D Preferred Stock, as permitted by law.

            Section 8.  Miscellaneous.

            (A) All notices referred to herein shall be in writing, and delivered personally, sent by courier, or by registered or certified mail (postage prepaid, return receipt requested) addressed: (i) if to the Corporation, to its office at McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent designated by the Corporation or (ii) if to any holder of the Series D Preferred Stock, to such holder at the address of such holder as listed in the stock records books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

            (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery or shares of Series D Preferred Stock or certificates representing such shares.
  The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock in a name other than the name in which the shares of Series D Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

            (C) Unless otherwise provided in the Certificate of Designations as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up otherwise made upon the shares of Series D Preferred Stock and any other stock ranking on a parity with the Series D Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series D Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series D Preferred Stock and such other stock bear to each other.

            (D) The Corporation may appoint and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof in accordance with Section 8(A) to each holder of record of Series D Preferred Stock.

            3.   Series E Preferred Stock.

            RESOLVED, That the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designations, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

           7.72% Cumulative Preferred Stock, Series E

            Section 1. Designation and Amount. The shares of such series shall be designated as 7.72% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"), and the number of shares constituting the Series E Preferred Stock shall be 7,407. Shares of Series E Preferred Stock shall have a liquidation preference of $50,000 per share. The number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

            Section 2.  Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to Series E Preferred
  Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as hereinafter defined in Section 4(B)), shall be entitled to receive a cash dividend payable in an amount per share equal to $965.00 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), which dividend shall be payable when, as and if declared by the Board of Directors, out of funds legally available for that purpose, quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on March 1, 1993. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment
  Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. For purposes of these resolutions, "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New
  York are required or authorized to be closed.

            (B)  Dividends shall begin to accrue on
  outstanding shares of Series E Preferred Stock from the date of original issuance of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series E Preferred Stock for any period greater or less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on such accumulated but unpaid dividends.

            (C) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            Section 3.  Voting Rights.

            (A) Except as set forth herein, or as otherwise provided by law or in the Restated Certificate of Incorporation, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action. On those matters where voting rights are conferred herein, by law or in the Restated Certificate of Incorporation, each share of Series E Preferred Stock shall entitle the voter thereof to one vote. Any increase or decrease in the authorized class of Preferred Stock shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series E Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

            (B) If at any time dividends payable on Series E Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable on such Series E Preferred Stock and/or other series of Preferred Stock entitled to receive cumulative dividends for six quarterly dividend periods, whether or not consecutive, the holders of all outstanding shares of Preferred Stock entitled to receive cumulative preferred dividends will have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation. The authorized number of Directors shall not be increased for this purpose. Such voting right will continue for such Preferred Stock until all dividends on Series E Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of such Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of those directors elected by holders of Preferred Stock voting separately as a class will terminate.

            Section 4.  Certain Restrictions.

            (A) So long as any Series E Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with Series E Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on Series E Preferred Stock dividends for all dividend payment periods of Series E Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series E Preferred Stock accrued and unpaid through the most recent such dividend payment period, and accrued and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period.

            (B) So long as any Series E Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series E Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare and pay or set apart for payment any dividends on Common Stock or any other class of stock or series thereof of the Corporation ranking as to dividends junior to Series E Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on Series E Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to any dividend payable solely in any shares of Junior Stock. Subject to the foregoing provisions of this Section 4, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any Junior Stock or Parity Stock and the holders of shares of Series E Preferred Stock shall not be entitled to share therein.

            Section 5.  Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series E Preferred Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $50,000 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, as to the date of such payment, or (ii) to the holders of shares of stock ranking on a parity with the Series E Preferred Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation ("Parity Liquidation Stock"), except distributions made ratably on Series E Preferred Stock and all such Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series E Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

            (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

            (C)  Written notice of any voluntary or
  involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series E Preferred Stock in such circumstances shall be payable, shall be made in accordance with Section 9 below not less than 20 days prior to any payment date stated therein, to the holders of Series E Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series E Preferred Stock; provided, however, that a failure to give notice as provided herein or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            Section 6. Redemption. The Series E Preferred Stock will not be redeemable prior to December 3, 1997. The Series E Preferred Stock will be redeemable, at the option of the Corporation, in whole or in part, out of funds legally available therefor, at any time, on or after December 3, 1997, upon not less than 30 nor more than 90 days' notice, at a redemption price per share of Series E Preferred Stock equal to the Liquidation Preference, plus an amount equal to accrued and unpaid dividends to the redemption date. On or subsequent to the redemption date, upon surrender of the certificates for any shares to be redeemed pursuant to the provisions of this Section 6, the redemption price of such shares shall be paid in cash. In the event that the redemption price is either paid or made available for payment, then, notwithstanding that the certificate or certificates evidencing any of the shares of the Series E Preferred Stock shall not have been surrendered, all rights with respect to such shares shall terminate, effective on the redemption date, and any such certificate shall represent only the right to receive the redemption price, without interest, upon surrender. No interest shall accrue on the redemption price after the redemption date.

            Section 7. Reacquired Shares. Any shares of Series E Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided hereby, or otherwise acquired, shall be retired and the Corporation shall take all actions necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, which shares may thereafter be reissued as part of a new series of such Preferred Stock or as Series E Preferred Stock, as permitted by law.

            Section 8. Ranking. The Series E Preferred Stock will rank on a parity as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation with the Corporation's Series B ESOP Convertible Preferred Stock, Series C ESOP Convertible Preferred Stock and Series D Preferred Stock (which are the only series of Preferred Stock currently outstanding) and prior to the Corporation's Common Stock. The Series E Preferred Stock will rank prior to the Corporation's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") as to the payment of dividends and on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, if such Series A Preferred Stock is issued.

            Section 9.  Miscellaneous.

            (A) All notices referred to herein shall be in writing, and delivered personally, sent by courier, or by registered or certified mail (postage prepaid, return receipt requested) addressed: (i) if to the Corporation, to its office at One McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent designated by the Corporation or (ii) if to any holder of Series E Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

            (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series E Preferred Stock or certificates representing such shares.
  The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series E Preferred Stock in a name other than the name in which such shares of Series E Preferred Stock were registered, or in respect of any payment to any person with respect to any such shares other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

            (C) Unless otherwise provided in the Certificate of Designations, Preferences and Rights, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up otherwise made upon the shares of Series E Preferred Stock and any other stock ranking on a parity with Series E Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on Series E Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series E Preferred Stock and such other stock bear to each other.

            (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent for Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof in accordance with Section 9(A) to each holder of record of Series E Preferred Stock.

            FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand
  Dollars ($1,000).

            SIXTH: The Corporation is to have perpetual existence.

            SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

            EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware the Board of Directors is expressly authorized and empowered:

            (a) In the manner provided in the by-laws of the Corporation to make, alter, amend and repeal the by-laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with the Restated Certificate of Incorporation of the Corporation;

            (b) By a resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors;

            (c) Subject to any applicable provisions of the by-laws of the Corporation then in effect, to determine from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation;

            (d) To fix from time to time the amount of the surplus or profits of the Corporation to be reserved as working capital or for any other lawful purpose;

            (e) Without any action by the stockholders, to authorize the borrowing of moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to authorize and cause the making, execution, issuance, sale or other disposition of promissory notes, drafts, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and the securing of the same by mortgage, pledge, deed of trust or otherwise.

            In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised, or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the by-laws of the Corporation.

            Any contract, transaction or act of the Corporation or of the directors or of any committee, which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Restated Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

            The Corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members or with any trust, firm, corporation or association in which any one or more of its directors is a stockholder, director or officer or otherwise interested, and any such contract or transaction shall not be invalidated in the absence of fraud because such director or directors have or may have interests therein which are or might be adverse to the interest of the Corporation, even though the presence and/or vote of the director or directors having such adverse interest shall have been necessary to constitute a quorum and/or to obligate the Corporation upon such contract or transaction, provided that such interests shall have been disclosed to the other directors and a majority of the directors voting shall have approved such contract or transaction; and no director having such adverse interest shall be liable to this Corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon.

            The Corporation shall have power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against liabilities and expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise.

            NINTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide.
  The books of the Corporation may be kept (subject to the laws of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            ELEVENTH: It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any 'Acquisition Proposal' on the Board of Directors' evaluation of what is in the best interests of the Corporation and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider:

            (i) the best interest of the stockholders; for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity; and

            (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon franchisees, employees, suppliers, customers and business.

            'Acquisition Proposal' means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

            TWELFTH: Subject to all other applicable provisions of this Restated Certificate of Incorporation and to all applicable provisions of the law of Delaware, relating, inter alia, to stockholder approval, the Board of Directors shall have the power to merge or consolidate the Corporation with another corporation or to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation, but, regardless of any other provision of this Restated Certificate of Incorporation, if any party to any such transaction shall be a person or entity owning, immediately prior to the consummation of such transaction, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, such power of the Board of Directors shall be exercisable only when and as duly authorized by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose; provided, however, that the Board of Directors shall have the power to merge the Corporation with another corporation without action by the stockholders to the extent and in the manner permitted from time to time by the law of Delaware. In determining whether or not any person or entity (the 'Primary Holder') owns, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, there shall be aggregated with all shares of such stock owned of record or beneficially by the Primary Holder (a) all shares of such stock owned of record or beneficially by any person or entity who or which would be deemed to be controlling, controlled by or under common control with the Primary Holder under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal statute enacted to take the place of either or both such statutes or any regulation promulgated under either of such statutes or such successor statutes (an 'Affiliate') and (b) all shares of such stock owned of record or beneficially by any person or entity acting in concert with the Primary Holder and/or with an Affiliate of the Primary Holder. This Article Twelfth shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, upon a proposal adopted by the Board of Directors.

            THIRTEENTH:  Board of Directors.

            (a) Number, Election and Terms. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 11 nor more than 24 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

            At the 1983 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 annual meeting of stockholders, the term of office of the second class to expire at the 1985 annual meeting of stockholders and the term of office of the third class to expire at the 1986 annual meeting of stockholders.

            At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

            (b) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            (c) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative votes of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors.

            (d) Amendment, Repeal, Etc. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Thir-teenth.

            FOURTEENTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Fourteenth.

            FIFTEENTH: Elimination of Certain Liability of Directors. To the fullest extent that the general corporate law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Fifteenth shall apply to or have any effect on liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates but does not further amend the Restated Certificate of Incorporation of McDonald's Corporation, as heretofore amended or supplemented, there being no discrepancy between such Restated Certificate of Incorporation, as so amended and supplemented, and the provisions hereof, and having been adopted in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its Vice President and attested by its Assistant Secretary, as of this 23rd day of May, 1996.



                                McDONALD'S CORPORATION



                                By:  /s/ Gloria Santona
                                     -------------------------
                                     Vice President


  ATTEST:


  /s/ Joseph Thomas
  -----------------------
  Assistant Secretary